SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                           PROSPERITY BANCSHARES, INC.
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                           PROSPERITY BANCSHARES, INC.

                             3040 POST OAK BOULEVARD
                              HOUSTON, TEXAS 77056

                  NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON TUESDAY, MAY 4, 1999

Shareholders of Prosperity Bancshares, Inc.:

           The 1999 Annual Meeting of Shareholders (the "Meeting") of Prosperity Bancshares, Inc. (the "Company") will be held at the main office of First Prosperity Bank at 1301 N. Mechanic, El Campo, Texas, on Tuesday, May 4, 1999, beginning at 3:00 p.m. (local time), for the following purposes:

           1. To elect three directors of Class I to serve on the Board of Directors of the Company until the Company's 2002 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

           2. To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 1999; and

           3. To transact such other business as may properly come before the meeting or any adjournment thereof.


           The close of business on March 26, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the offices of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

           You are cordially invited and urged to attend the Meeting. If you are unable to attend the Meeting, you are requested to sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you attend the Meeting, you may vote in person, regardless of whether you have given your proxy. Your proxy may be revoked at any time before it is voted.

                                             By order of the Board of Directors,




                                             /s/ TRACY T. RUDOLPH
                                             Tracy T. Rudolph
                                             Chairman of the Board and President

Houston, Texas
April 1, 1999

                             YOUR VOTE IS IMPORTANT.

           TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AT YOUR EARLIEST CONVENIENCE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

                           PROSPERITY BANCSHARES, INC.
                             3040 POST OAK BOULEVARD
                              HOUSTON, TEXAS 77056


                                  APRIL 1, 1999

                            ------------------------

                                 PROXY STATEMENT
                                       FOR
                       1999 ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON TUESDAY, MAY 4, 1999

                            ------------------------


                                  INTRODUCTION

           This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Prosperity Bancshares, Inc. (the "Company") for use at the 1999 Annual Meeting of Shareholders of the Company to be held at the main office of First Prosperity Bank (the "Bank") at 1301 N. Mechanic, El Campo, Texas, on Tuesday, May 4, 1999, beginning at 3:00 p.m. (local time), and any adjournment thereof (the "Meeting") for the purposes set forth in this Proxy Statement and the accompanying Notice of 1999 Annual Meeting of Shareholders ("Notice of Meeting"). This Proxy Statement, the Notice of Meeting and the enclosed form of proxy will first be sent to shareholders on or about April 1, 1999.

PROXIES

           This Proxy Statement is furnished to the shareholders of the Company for solicitation of proxies on behalf of the Board of Directors of the Company for use at the Meeting, and at any and all adjournments thereof. The purpose of the Meeting and the matters to be acted upon are set forth herein and in the accompanying Notice of Meeting.

           Shares represented at the Meeting by an executed and unrevoked proxy in the form enclosed will be voted in accordance with the instructions contained therein. If no instructions are given on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the shareholders as set forth herein.

           The Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by an executed and unrevoked proxy received by the Board of Directors may be voted with respect thereto in accordance with the judgment of the proxies. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Meeting for which advance notice was not received by the Company in accordance with the Company's Bylaws.

           Any proxy given by a shareholder may be revoked by such shareholder at any time before it is exercised by submitting to the Secretary of the Company a duly executed proxy bearing a later date, delivering to the Secretary of the Company a written notice of revocation, or attending the Meeting and voting in person.

           The cost of this solicitation of proxies is being borne by the Company. Solicitations will be made only by the use of the mail, except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal calls, without being paid additional compensation for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the common stock, par value $1.00 per share, of the Company (the "Common Stock") held of record by such persons, and the Company will reimburse them for their reasonable expenses incurred in this connection.

           The Company's Annual Report to Shareholders, including financial statements, for the year ended December 31, 1998, accompanies but does not constitute part of this proxy statement.


                         VOTING SHARES AND VOTING RIGHTS

           Only holders of record of Common Stock at the close of business on March 26, 1999 (the "Record Date"), are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. At that time, there were outstanding 5,172,825 shares of Common Stock, which is the only outstanding class of voting securities of the Company. A majority of the outstanding shares of Common Stock must be represented at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Each holder of Common Stock shall have one vote for each share of Common Stock registered, on the Record Date, in such holder's name on the books of the Company.

           The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock represented at the Meeting is required to elect the Class I nominees to the Board of Directors. There will be no cumulative voting in the election of directors. Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists. An abstention, a non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees.

           The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Meeting is required to approve the appointment of the auditors. An abstention or a non-vote will have the effect of a vote against the appointment.


                              ELECTION OF DIRECTORS

ELECTION PROCEDURES; TERM OF OFFICE

           The Board of Directors currently consists of eight directors. In accordance with the Company's Amended and Restated Bylaws, members of the Board of Directors are divided into three classes, Class I, Class II and Class III. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of the current Class I directors expires at the Meeting. The terms of the current Class II and Class III directors expire at the annual meeting of shareholders in 2000 and 2001, respectively. The three Class I nominees, if elected at the Meeting, will serve until the annual meeting of shareholders in 2002.

           The Board of Directors has nominated. J.T. Herin, Charles M. Slavik and Harrison Stafford for election as Class I directors at the Meeting. Messrs. Herin, Slavik and Stafford are currently serving as Class I directors.

           The Class I nominees receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected. Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or two but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld. If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors. The Board of Directors, however, has no reason to believe that any nominee will be unavailable to serve as a director.

           Any director vacancy occurring after the election may be filled only by a majority of the remaining directors, even if less than a quorum of the Board of Directors. A director elected to fill a vacancy will be elected for the unexpired portion of the term of his predecessor in office.

NOMINEES FOR ELECTION

           The following table sets forth certain information with respect to each nominee for election as a director of the Company:


NAME                        AGE          POSITIONS WITH COMPANY
-----------------           ---          --------------------------------
J. T. Herin                  82          Class I Director of the Company
Charles M. Slavik            82          Class I Director of the Company
Harrison Stafford            86          Class I Director of the Company

           J. T. HERIN. Mr. Herin has been a director of the Company since 1989. His affiliation with the Bank started in 1953 with his election to the Board of Directors. He is the owner of the J-Bar Ranch in Ganado.

           CHARLES M. SLAVIK. Mr. Slavik has been a director of the Company since 1993 and was a founding director of the Bank in 1949. Mr. Slavik is currently Chairman of the Board of both Slavik's, Inc. and Slavik's Funeral Home. Mr. Slavik attended St. Edward's University and Landig College of Mortuary Science. He was commissioned as a Second Lieutenant in World War II and was released from active duty as a Captain in 1946. Mr. Slavik has served as a member of the Edna Rotary Club, Veterans of Foreign Wars, the Edna Hospital Board and the Chamber of Commerce. From 1959 to 1963, Mr. Slavik served as Mayor of Edna.

           HARRISON STAFFORD. Mr. Stafford has been a director of the Company since 1987 and was involved in the founding of the Bank in 1949. Mr. Stafford engages in farming, ranching and investments. Mr. Stafford graduated from the University of Texas, where he was a three year All-Conference football player. Mr. Stafford has been inducted into the National Collegiate Football Hall of Fame, the University of Texas Hall of Fame and the Texas High School Hall of Fame. Mr. Stafford has participated actively in the Edna Rotary Club and the University of Texas Ex's Association, and has served as president of the Edna Independent School District Board and as a member of the Lavaca Navidad River Authority.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.


                   CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

           The following table sets forth certain information with respect to the Company's Class II and Class III directors, whose terms of office do not expire at the Meeting, and executive officers of the Company:



          NAME                              POSITION                       AGE
----------------------  --------------------------------------------      -----
Harry Bayne...........  Class II Director of the Company                    58

James A. Bouligny.....  Class II Director of the Company                    62

David Hollaway........  Treasurer and Chief Financial Officer of the        42
                        Company; Senior Vice President and Chief
                        Financial Officer of the Bank

Tracy T. Rudolph......  Chairman of the Board, Class III Director and       59
                        President of the Company; Chairman of the Board of the Bank

Robert Steelhammer....  Class II Director of the Company                    57

David Zalman..........  Class III Director and Vice President/Secretary     42
                        of the Company; Director and President of the Bank

           HARRY BAYNE. Mr. Bayne has been a director of the Company since 1989. He is President and Chief Executive Officer of Varitec Industries, Inc. in Houston. Since 1967, Mr. Bayne has served as President of Bayne TV & Appliance Co., a subsidiary of Varitec Industries, Inc. Mr. Bayne is active in the Houston and Bay Area Chambers of Commerce.

           JIM BOULIGNY. Mr. Bouligny has been a director of the Company since 1991. Mr. Bouligny is a name partner in the El Campo law firm of Duckett, Bouligny & Collins, LLP. Mr. Bouligny received a Bachelor of Business Administration degree and a Juris Doctor degree from the University of Texas. Mr. Bouligny's civic activities include a 24 year tenure as a member of the Board of Directors of Wharton County Junior College. He is currently a member of the MG and Lillie Johnson Foundation.

           DAVID HOLLAWAY. Mr. Hollaway has been Senior Vice President and Chief Financial Officer of the Bank since 1992 and Treasurer of the Company since 1993. He became Chief Financial Officer of the Company in 1998. From 1990 to 1992, Mr. Hollaway worked for the Resolution Trust Corporation in its Gulf

Coast Consolidated Office in Houston. From 1988 to 1990, he worked as the Cost Accounting Manager of San Jacinto Savings Association in Bellaire, Texas. From 1981 to 1988, Mr. Hollaway was Vice President- Auditor of South Main Bank in Houston. Mr. Hollaway is a Certified Public Accountant.

           TRACY T. RUDOLPH. Mr. Rudolph founded the Company in 1983 and has served as Chairman of the Board since its inception. From 1980 to 1986, Mr. Rudolph was Chairman and Chief Executive Officer of South Main Bank in Houston. Prior to that, he worked at Town & Country Bank in Houston from 1972 to 1980, where he became President and Chief Executive Officer prior to the bank's acquisition by Allied Bancshares, Inc. Mr. Rudolph has over 35 years of commercial banking experience.

           ROBERT STEELHAMMER. Mr. Steelhammer has been a director of the Company since its inception. Mr. Steelhammer is a name partner with Steelhammer & Miller, P.C. in Houston. He received a Bachelor of Science degree from the University of Texas and a Juris Doctor degree from South Texas College of Law. He is a member of the State Bar of Texas, a registered professional engineer for the State of Texas and a member of the American Institute of Chemical Engineers.

           DAVID ZALMAN. Mr. Zalman joined the Bank as President in 1986 and became a director and Vice President/Secretary of the Company in 1987. From 1978 to 1986, Mr. Zalman was employed by Commercial Bancshares, Inc. in El Campo, beginning as cashier and rising to become Chief Executive Officer. Mr. Zalman received a Bachelor of Business Administration degree in Finance and Marketing from the University of Texas in 1978. He has served as a member of the El Campo City Council, the Edna Rotary Club and the El Campo Lion's Club and as president of the West Wharton County United Way.

           Each officer of the Company is elected by the Board of Directors of the Company and holds office until his successor is duly elected and qualified or until his or her earlier death, resignation or removal.

OPERATION OF THE BOARD OF DIRECTORS

           The Board of Directors of the Company held five meetings during 1998. There was no director who attended less than 75% of the aggregate of the (i) total number of meetings of the Board and (ii) total number of meetings held by committees on which he served.

           The Board of Directors established Audit and Compensation Committees in July 1998. The purpose of the Audit Committee is to review the general scope of the audit conducted by the Company's independent auditors and matters relating to the Company's internal control systems. In performing its function, the Audit Committee will review reports from the Company's independent auditors and meet separately with representatives of senior management. During 1998, the newly formed Audit Committee held no meetings. The Audit Committee is comprised of Messrs. Bayne, Bouligny and Steelhammer, each of whom is an outside director. Prior to the formation of the Audit Committee, all matters relating to the Company's external audit and internal control systems were reviewed by the Board of Directors of the Bank.

           The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to the compensation of the Company's executive officers and is responsible for the establishment of policies dealing with various compensation and employee benefit matters. The Compensation Committee also administers the Company's stock option plans and makes recommendations to the Board of Directors as to option grants to Company and Bank employees under such plans. The Compensation Committee is comprised of Messrs. Bayne, Bouligny, Herin, Slavik, Stafford and Steelhammer, each of whom is an outside director. The members of the newly formed Compensation Committee were the same directors who handled all compensation, stock options and employee benefit matters prior to the formation of the Compensation Committee. These directors held five meetings during 1998 to review such compensation and employee benefit matters.

EMPLOYMENT AGREEMENTS

           Tracy T. Rudolph and David Zalman have entered into employment agreements with the Company in 1998. Each agreement is for an initial term of three years and automatically renews each year thereafter unless terminated in accordance with its terms. The employment agreements provide that if the employee is terminated without cause (including constructive termination) or if a change in control of the Company occurs, the employee shall be entitled to receive from the Company a lump sum payment equal to three years' base salary. The employment agreements do not contain non-compete restrictions. The employees have the power to terminate the employment agreements upon 30 days prior notice.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           Prior to the formation of the Compensation Committee in 1998, matters related to compensation and employee benefit matters of the Company's executive officers and stock options for employees of the Company and the Bank were considered and determined by the Company's Board of Directors. However, because such compensation matters directly affected Messrs. Rudolph and Zalman, who are directors and executive officers of the Company, Messrs. Rudolph and Zalman did not participate in such discussions or decisions. No member of the Compensation Committee is or was an officer or employee of the Company or the Bank.

DIRECTOR COMPENSATION

           Directors of the Company receive a $1,250 fee for meeting of the Company's Board of Directors attended and no fees for each committee meeting attended. Directors of the Bank receive a $350 fee for each meeting of the Bank's Board of Directors attended and a $300 fee for each committee meeting attended.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

           The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chairman of the Board and Chief Executive Officer and the other most highly compensated executive officer of the Company (determined as of the end of the last fiscal year) for each of the two fiscal years ended December 31, 1998:

                               ANNUAL COMPENSATION

                     NAME AND                                                                          ALL OTHER
                PRINCIPAL POSITION                     YEAR            SALARY             BONUS       COMPENSATION
---------------------------------------------------    ----         ------------    --------------    ------------
Tracy T. Rudolph...................................    1998         $    238,542       $   --         $      7,129(1)
       Chairman of the Board and President of the      1997              225,000           --                6,324
       Company; Chairman of the Board of the Bank

David Zalman.......................................    1998              206,667           --                7,593(2)
       Vice President/Secretary of the Company;        1997              185,000           --                6,606
       President of the Bank

---------
(1) Consists of contributions by the Company to the 401(k) Plan of $4,531 in 1998 and $3,726 in 1997 and premiums paid by the Company on a life insurance policy for the benefit of Mr. Rudolph.

(2) Consists of contributions by the Company to the 401(k) Plan of $4,533 in 1998 and $3,726 in 1997 and premiums paid by the Company on two life insurance policies for the benefit of Mr. Zalman.

STOCK OPTION PLANS

           The Company has outstanding options to purchase 320,000 shares of Common Stock issued pursuant to a stock option plan approved by the shareholders in 1995 (the "1995 Plan") for executive officers and directors. Under the 1995 Plan, the options vest ratably over a ten year period beginning on the date of the grant; however, pursuant to the Incentive Stock Option Agreement ("Agreement") signed by each optionee, no options may be exercised until the optionee has completed five years of employment with the Company after the date of the grant. The options were granted at an average exercise price of $4.75. Compensation expense was not recognized for the options because the options had an exercise price approximating the fair value of the Common Stock at the time of the grant. Although pursuant to the Agreement no options granted under the 1995 Plan will be exercisable until May 31, 2000, the 1995 Plan provides that the Board of Directors may in its sole discretion accelerate the time at which any option may be exercised. Options to purchase an additional 20,000 shares are available for issuance under the 1995 Plan.

           The Company's Board of Directors and shareholders approved a new stock option plan in 1998 (the "1998 Plan") which authorizes the issuance of up to 460,000 shares of Common Stock under both "non-qualified" and "incentive" stock options to employees and "non-qualified" stock options to directors who are not employees. Generally, under the 1998 Plan it is intended that the options will vest 60% at the end of the third year following the date of grant and an additional 20% at the end of each of the two following years; however, an individual option may vest as much as 20% at the end of the first or second year following the date of grant if necessary to maximize the "incentive" tax treatment to the optionee for the particular option being granted. Options under the 1998 Plan generally must be exercised within 10 years following the date of grant or no later than three months after optionee's termination with the Company, if earlier. The 1998 Plan also provides for the granting of restricted stock awards, stock appreciation rights, phantom stock awards and performance awards on substantially similar terms. No options or other awards have been granted under the 1998 Plan. The 1998 Plan provides that in the event of a change in control of the Company, all options granted immediately vest and become exercisable. In addition, the 1998 Plan permits the Compensation Committee, which administers the 1998 plan, discretion in the event of a change in control to modify in certain respects the terms of awards under the 1998 Plan, including (i) providing for the payment of cash in lieu of such award, (ii) limiting the time during which an option may be exercised, (iii) making adjustments to options to reflect the change in control and (iv) providing that options shall be exercisable for another form of consideration in lieu of the Common Stock pursuant to the terms of the transaction resulting in a change in control.

           In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123"). This statement established fair value based accounting and reporting standards for all transactions in which a company acquires goods or services by issuing its equity investments, which includes stock-based compensation plans. Under SFAS 123, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Fair value of stock options is determined using an option-pricing model. This statement encourages companies to adopt as prescribed the fair value based method of accounting to recognize compensation expense for employee stock compensation plans. Although it does not require the fair value based method to be adopted, a company must comply with the disclosure requirements set forth in the statement. The Company has continued to apply accounting in Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, ("APB 25") and related Interpretations, and, accordingly, provides the pro forma disclosures of net income and earnings per share.

BENEFIT PLAN

           The Company has established a contributory profit sharing plan (the "Plan") pursuant to Section 401(k) of the Internal Revenue Code covering substantially all employees. At least three months of service is required for an employee to be eligible for employer-matching contributions. Participants may contribute up to 15% of their annual compensation to the Plan, not to exceed the maximum amount allowable under Internal Revenue Service regulations. Each year the Company determines, in its discretion, the amount of matching contributions. Total plan expenses charged to the Company's operations were approximately $112,000, $87,000 and $72,000 in 1998, 1997 and 1996, respectively.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

           The following is a report from the Compensation Committee of the Company describing the policies pursuant to which compensation was paid to executive officers of the Company and the Bank during 1998.

           The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. Harry Bayne, James A. Bouligny, J. T. Herin, Charles M. Slavik, Harrison Stafford and Robert Steelhammer serve on the Compensation Committee. The Compensation Committee prepares a report which sets forth the components of the Company's executive officer compensation program and describes the basis on which the 1998 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company and the Bank.

COMPENSATION PHILOSOPHY AND BASE SALARY

           The Company believes that compensation of its executive officers should enhance and reinforce the goals of the Company for profitable growth and continuation of a sound overall condition by providing key employees with additional financial rewards for the attainment of such growth and stable financial and operating conditions. The Compensation Committee believes that these goals are best supported by rewarding individuals for outstanding contributions to the Company's success and by compensating its executive officers competitively with the compensation of similarly situated executive officers.

           The Compensation Committee establishes base salary levels for each executive officer by comparison to competitive salary levels for the similar executive officer job functions at banks and bank holding companies of similar size in the Company's market areas. Base salaries approximate the median level of such competitive rates and are adjusted based on factors such as individual experience, individual performance, individual potential, cost of living considerations and specific issues particular to the Company. Executive officer base salaries are considered by the Compensation Committee to be competitive and reasonable.

CONTRIBUTORY PROFIT SHARING PLAN

           In addition, each of the executive officers are participants in the Company's contributory profit sharing plan established pursuant to Internal revenue Code Section 401(k) covering substantially all employees. The Company partially matches employee contributions to this plan, including contributions by the executive officers, up to 7.5% of the employee's base salary.

STOCK OPTION PLANS

           Stock options have been the Company's primary form of long-term incentive compensation. There are currently 320,000 options outstanding under the 1995 Plan, 140,000 of which are held by executive officers of the Company. No additional options were granted to executive officers during 1998.

           The Compensation Committee will continue to monitor the base salary levels and the various incentives of the executive offices to ensure that overall compensation is consistent with the Company's objectives and competitiveness in the marketplace.

1998 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

           In reviewing the 1998 compensation of the Company's Chief Executive Officer, Tracy T. Rudolph, the Compensation Committee undertook the same evaluation set forth above with respect to executive officers. In addition, the Compensation Committee reviewed his compensation history, executive compensation survey data and comparative performance information. Upon recommendation by the Compensation Committee, the Board of Directors of the Bank set Mr. Rudolph's salary for 1998 at $250,000. The amount contributed by the Company to the 401(k) plan for the benefit of Mr. Rudolph in fiscal year 1998 was $4,531. The Compensation

Committee believes that Mr. Rudolph's total compensation is reasonable and competitive based on comparative performance information and the overall performance of the Company.

                                                      The Compensation Committee

                                                      Harry Bayne
                                                      Jim Bouligny
                                                      J. T. Herin
                                                      Charles Slavik
                                                      Harrison Stafford
                                                      Robert Steelhammer

           INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

           Many of the directors, executive officers and principal shareholders of the Company (i.e., those who own 10% or more of the Common Stock) and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of the Company. During 1998, the Company made loans in the ordinary course of business to many of the directors, executive officers and principal shareholders of the Company and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors, executive officers and principal shareholders of the Company are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by the Company to executive officers, directors and principal shareholders satisfy the foregoing standards. On December 31, 1998, all of such loans aggregated $2.2 million which was approximately 7.11% of the Company's Tier 1 capital at such date. The Company expects to have such transactions or transactions on a similar basis with its directors, executive officers and principal shareholders and their associates in the future.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK BY
              MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

           The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of the date hereof, by (i) directors and executive officers of the Company, (ii) each person who is known by the Company to own beneficially 5% or more of the Common Stock and (iii) all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of the Company.


                                              NUMBER              PERCENTAGE
           NAME                             OF SHARES         BENEFICIALLY OWNED
----------------------------------------    ---------         ------------------
Harry Bayne.............................       94,709                 1.83%
James A. Bouligny.......................      158,006                 3.05%
J. T. Herin.............................       33,733                   *
David Hollaway..........................        2,440(1)                *
Tracy T. Rudolph........................      140,000(2)               2.71%
Charles M. Slavik.......................       34,990(3)                *
Harrison Stafford.......................       90,300(4)               1.75%
Robert Steelhammer......................      126,410(5)               2.44%
Evelyn M. Tittizer......................      280,472(6)               5.42%
David Zalman............................      367,034(7)               7.10%
Directors and Executive Officers as a
   Group (9)............................    1,047,622                 20.25%

----------

*          Indicates ownership which does not exceed 1.0%.

(1) Includes 440 shares held of record by the Company's 401(k) Plan as custodian for the wife of Mr. Hollaway.

(2) Includes 4,640 shares held of record by the Company's 401(k) Plan as custodian for Mr. Rudolph.

(3) Includes 34,990 shares held of record by the Charles and Emma Slavik Investment Partnership, of which Mr. Slavik is general partner.

(4) Consists of 90,300 shares held of record by the Harrison Stafford Investment Partnership, of which Mr. Stafford is general partner.

(5) Includes 410 shares held of record by a 401(k) Plan for the benefit of Mr. Steelhammer.

(6) Includes 140,236 shares held by the Estate of Louis Tittizer, of which Ms. Tittizer is executor.

(7) Includes 6,400 shares held of record by Mr. Zalman as custodian for his minor children.

                                PERFORMANCE GRAPH

           The following Performance Graph compares the cumulative total shareholder return on the Company's Common Stock for the period from November 12, 1998, when the Common Stock was first listed on the Nasdaq National Market, to December 31, 1998, with the cumulative total return of the S&P 500 Total Return Index and the Nasdaq Bank Index for the same period. Dividend reinvestment has been assumed. The Performance Graph assumes $100 invested on November 12, 1998 in the Company's Common Stock, the S&P 500 Total Return Index and the Nasdaq Bank Index. The historical stock price performance for the Company's stock shown on the graph below is not necessarily indicative of future stock performance.


                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]


                               11/12/98              12/31/98
                            ------------           ------------
    PRSP.................      $ 100.00              $ 103.13
    Nasdaq Bank Index....        100.00                102.63
    S&P 500..............        100.00                110.18


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's directors and executive officers and persons who own more than ten percent of the outstanding Common Stock to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

           To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during the year ended December 31, 1998, all Section 16(a) reporting requirements applicable to the Company's officers, directors and greater than ten-percent shareholders were complied with except that Mr. Hollaway was late in filing one report covering one transaction on Form 4 to reflect changes in his beneficial ownership.

             PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

           The Board of Directors has appointed Deloitte & Touche LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 1999. Deloitte & Touche LLP has served as the Company's independent audit firm continuously for six years. At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. Representatives of Deloitte & Touche LLP will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY SUCH APPOINTMENT.


                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

           In order for shareholder proposals submitted pursuant to the Commission's Rule 14a-8 to be included in the Company's proxy statement and form of proxy relating to the Company's 2000 Annual Meeting of Shareholders, such proposals must be submitted to the Secretary of the Company at the Company's principal executive offices not later than December 1, 1999. A shareholder choosing not to use the procedures established in Commission Rule 14a-8 to submit a proposal for action at the Company's 2000 Annual Meeting of Shareholders must deliver the proposal to the Secretary of the Company not later than the close of business on March 5, 2000.


                                  OTHER MATTERS

           The Board of Directors does not intend to bring any other matter before the Meeting. Additionally, no shareholder of the Company has complied with the advance notice provisions contained in the Company's Bylaws, which preclude the bringing of matters before a meeting of shareholders unless such provisions are complied with. Accordingly, no other matter is expected to be brought before the Meeting. However, if any other matter does properly come before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

           You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

                                             By order of the Board of Directors,



                                             /s/ TRACY T. RUDOLPH
                                             Tracy T. Rudolph
                                             Chairman of the Board and President

                                      PROXY
                           PROSPERITY BANCSHARES, INC.

     1999 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 4, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

           The 1999 Annual Meeting of Shareholders of Prosperity Bancshares, Inc. (the "Company") will be held at 1301 N. Mechanic, El Campo, Texas, on Tuesday, May 4, 1999, beginning at 3:00 p.m. (local time). The undersigned hereby acknowledges receipt of the related Notice of 1999 Annual Meeting of Shareholders and Proxy Statement dated April 1, 1999 accompanying this proxy.

           The undersigned hereby appoints Tracy T. Rudolph and David Zalman and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock, par value $1.00 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 1999 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters, as may properly come before such meeting or any adjournment thereof, including any matter presented by a shareholder at such meeting for which advance notice was not received by the Company in accordance with the Company's Bylaws.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED FOR THE FOLLOWING PROPOSALS UNLESS OTHERWISE INDICATED.

           1. ELECTION OF DIRECTORS to serve until the 2002 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

        /  / FOR all nominees listed below (except as otherwise indicated*)

       /  / WITHHOLD AUTHORITY for all nominees listed below

            * Instruction: To withhold authority to vote for any nominee, draw a line through the name of such nominee in the list below.

             J. T. Herin      Charles M. Slavik    Harrison Stafford

           2. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 1999.

            /  / FOR          /  / AGAINST          /  / ABSTAIN

           This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned's directions set forth herein. If no direction is made, this proxy will be voted FOR the election of all nominees for director named herein to serve on the Board of Directors until the 2002 Annual Meeting of Shareholders and until their successors are duly elected and qualified and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 1999.

           Please sign your name exactly as it appears below. If shares are held jointly, all joint owners should sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such.


                                                 _______________________________
                                                 Print Name

                                                 _______________________________
                                                 Signature of Shareholder

                                                 _______________________________
                                                 Print Name

                                                 _______________________________
                                                 Signature of Shareholder


                                                 Date: ___________________, 1999